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                                                                   Exhibit 10.30


                            AMENDMENT NO. 4 TO THE
               RETIREMENT SAVINGS PLAN FOR CERTAIN EMPLOYEES OF
                           VENCOR AND ITS AFFILIATES


     This is Amendment No. 4 to the Retirement Savings Plan For Certain Employees Of Vencor And Its Affiliates (the "Plan") as amended and restated as of January 1, 1997.

                                    RECITAL

     WHEREAS, Vencor, Inc. (the "Company") maintains the Plan and has reserved the right in Section 9.1 of the Plan to amend the Plan from time to time in its discretion. The Company now wishes to amend the Plan to reflect that Ventas, Inc. will no longer be a participating employer effective January 1, 1999 and to clarify the elimination of the option of receiving a distribution upon the attainment of age 70 1/2 while still employed.

                                   AMENDMENT

     The Plan is hereby amended as follows:

     1. The first sentence of Section of 1.15 of the Plan is hereby amended effective as of January 1, 1999, so as amended it shall read in its entirety as follows:

     Employer means (i) Vencor, Inc. (provided that effective May 1, 1998, Employer means Vencor , Inc. (formerly Vencor Healthcare, Inc.); and (ii) each of the legal entities, or any successor thereto, which participates in the VRSP as of January 1, 1997 or which thereafter is a part of the Company and adopts the VRSP for its eligible Employees with the consent of the Sponsoring Employer; and (iii) any entity that is managed by the Company pursuant to a management agreement, provided that the entity which provides management services has adopted this Plan for the benefit of its employees (as evidenced as of January 1, 1997 by their name being listed on Appendix A); and (iv) Atria Communities, Inc.; and (v) each legal entity, or any successor thereto, which would be part of the Company if Atria Communities, Inc. were substituted for Vencor , Inc. in the definition of "Company" herein, and which has adopted the Plan for its eligible Employees with the consent of the Sponsoring Employer (as evidenced as of January 1, 1997 by their name being listed on Appendix A); and (vi) the partnerships listed on Appendix A hereto or which hereafter become participating employers pursuant to the procedure in Article 12 hereof

     2. Section 5.6(c) of the Plan is hereby amended, effective as of December 31, 1998, so that as amended it shall read in its entirety as follows:
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     Notwithstanding any other provisions of the Plan, the payment of a Participant's benefits hereunder shall begin by payment of a lump sum of the entire Accounts of the Participant no later than the April 1 following the calendar year in which the Participant has both attained age 70 1/2 and has retired, provided that for 5% owners as defined in Section 416 of the Code, distribution must begin by April 1 following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant has retired; and further provided that a Participant who had attained age 70 1/2 on or before December 31, 1998 shall have the option to take a lump sum distribution even while employed, at the April 1 following attainment of age 70 1/2, if the Participant so elects in writing, and, if so elected, shall receive a distribution on or before December 31 of the year after attainment of age 70 1/2, and again each year thereafter while still employed, shall receive a similar distribution of all amounts accrued in Accounts of the Participant since the last such distribution.

     IN WITNESS WHEREOF, this Amendment No. 4 is hereby adopted this 22nd day of December, 1998.

                                    By: /s/ Cecelia A. Hagan
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                                    Title: Vice President of Human Resources
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